FOR IMMEDIATE RELEASE                           Contact: Kent A. McKee
Memphis, TN-April 15, 2003                              (901) 753-3208


                      MUELLER INDUSTRIES, INC. REPORTS
                           FIRST QUARTER RESULTS


Quarterly Earnings

     Harvey L. Karp, Chairman of Mueller Industries, Inc. (NYSE: MLI), today announced the Company's results for the first quarter of 2003. Net income was $3.9 million, or 11 cents per diluted share, which compares with $17.9 million, or 48 cents per diluted share, for the first quarter of 2002. Net sales for the three months ended March 29, 2003 declined to $232.0 million, from $249.1 million for the comparable 2002 period. Income from continuing operations was $4.5 million, or 12 cents per diluted share, which compares with income from continuing operations in the first quarter of 2002 of $17.9 million, or 48 cents per diluted share. The decline in sales volume was partly due to exceptionally cold weather conditions that slowed product shipments. In addition, depressed copper tube margins and market pressures adversely affected profitability.

Financial Highlights

     Regarding the first quarter financial results, Mr. Karp said,

     "Mueller ended the quarter with $194.9 million in cash, which is more than $5.00 per outstanding share.

     "Our debt-to-total-capitalization is virtually nil and, in fact, we currently have no net debt as cash on hand substantially exceeds total debt.

     "Our current ratio is an impressive 5.1 to 1 with total working capital of $393.7 million.

     "We invested $10.8 million increasing to 34 percent our interest in Conbraco Industries, Inc. We are working with Conbraco's management to achieve mutual benefits for our companies.

     "Capital expenditures were $6.6 million in the quarter. For 2003, we expect that our capital expenditure requirements will be less than depreciation"


Operating Highlights

     With regard to operations, Mr. Karp noted the following:

     "We shipped 166.6 million pounds of product, versus 181.5 million pounds in the first quarter of 2002.

     "Operating income was $7.1 million compared with $26.2 million in the same period a year ago. The decline is due primarily to lower volumes and margins in our copper tube business.


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     "Our European business operated near break even, despite the lowest margins we've experienced since our entry into the European market in 1997.

     "Our Standard Products Division posted operating earnings of $7.1 million, compared with $25.2 million in the first quarter of 2002. Standard Products Division's net sales were $159.4 million for the quarter, compared with $180.1 million for the same period a year ago.

     "Our Industrial Products Division posted operating earnings of $4.1 million during the first quarter on sales of $74.9 million which compares with operating earnings of $5.7 million from sales of $70.0 million during the first quarter of 2002."

Business Outlook

     Discussing the business outlook, Mr. Karp said, "The housing industry continues to be a bright spot in our national economy. Building permits, which are an excellent indicator of future business, remain high, and are tracking the pace of 2002. Recently, consumer confidence dipped and the national job market was noticeably weaker. We are carefully monitoring these and other factors; but, it is significant that mortgage rates remain very attractive and that may enable the housing industry to have another good year in 2003."

     Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company's SEC filings.

     Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products. Mueller's operations are located throughout the United States and in Canada, Mexico, and Great Britain.




















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                          MUELLER INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share data)
                                               For the Quarter Ended
                                        March 29, 2003          March 30, 2002
                                                     (Unaudited)
Net sales                                $   232,022             $   249,053

Cost of goods sold                           191,915                 191,806
Depreciation and amortization                  9,740                   9,076
Selling, general, and
   administrative expense                     23,296                  21,981
                                          ----------              ----------
Operating income                               7,071                  26,190

Interest expense                                (311)                   (493)
Environmental expense                           (207)                   (175)
Other income, net                                557                   1,626
                                          ----------              ----------
Income from continuing operations
  before income taxes                          7,110                  27,148
Income tax expense                            (2,650)                 (9,283)
                                          ----------              ----------

Income from continuing operations              4,460                  17,865
(Loss) income from operation of
  discontinued operations, net of tax           (539)                     71
                                          ----------              ----------

Net income                               $     3,921             $    17,936
                                          ==========              ==========

Earnings (loss) per share:

   Basic earnings (loss) per share:
      Weighted average shares
        outstanding                           34,257                  33,506
                                          ==========              ==========
        From continuing operations       $      0.13             $      0.54
        From discontinued operations           (0.02)                      -
                                          ----------              ----------
   Basic earnings per share              $      0.11             $      0.54
                                          ==========              ==========

   Diluted earnings (loss) per share:
      Weighted average shares
        outstanding plus assumed
        conversions                           36,771                  37,329
                                          ==========              ==========
        From continuing operations       $      0.12             $      0.48
        From discontinued operations           (0.01)                      -
                                          ----------              ----------
   Diluted earnings per share            $      0.11             $      0.48
                                          ==========              ==========
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                          MUELLER INDUSTRIES, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                        March 29, 2003       December 28, 2002
                                                     (Unaudited)
Assets

Cash and cash equivalents                $   194,915             $   217,601
Accounts receivable, net                     142,397                 132,427
Inventories                                  144,890                 142,953
Other current assets                           6,744                   7,366
                                          ----------              ----------

     Total current assets                    488,946                 500,347

Property, plant, and equipment, net          348,356                 352,469
Other assets                                 143,336                 135,131
                                          ----------              ----------
                                         $   980,638             $   987,947
                                          ==========              ==========

Liabilities and Stockholders' Equity

Current portion of long-term debt        $     3,711             $     4,161
Accounts payable                              35,950                  41,004
Other current liabilities                     55,580                  61,186
                                          ----------              ----------

     Total current liabilities                95,241                 106,351

Long-term debt                                13,333                  14,005
Other noncurrent liabilities                 113,783                 113,647
                                          ----------              ----------

     Total liabilities                       222,357                 234,003

Minority interest in subsidiaries                459                     421

Stockholders' equity                         757,822                 753,523
                                          ----------              ----------

                                         $   980,638             $   987,947
                                          ==========              ==========











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
                          MUELLER INDUSTRIES, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                              For the Quarter Ended
                                        March 29, 2003          March 30, 2002
                                                     (Unaudited)
Operating activities:
Net income from continuing operations    $     4,460             $    17,865
Reconciliation of net income from
  continuing operations to net
  cash (used in) provided by
  operating activities:
     Depreciation and amortization             9,740                   9,076
     Deferred income taxes                       783                   2,613
     Loss (gain) on disposal
       of properties                             212                    (497)
     Minority interest in subsidiaries            38                       -
     Income tax benefit from exercise
       of stock options                            -                   2,245
     Changes in assets and
       liabilities, net                      (21,277)                 (6,170)
                                          ----------              ----------
Net cash (used in) provided by
  operating activities                        (6,044)                 25,132
                                          ----------              ----------
Investing activities:
Purchase of Conbraco Industries, Inc.
  common stock                               (10,806)                      -
Capital expenditures                          (6,599)                 (8,511)
Other, net                                       476                   1,091
                                          ----------              ----------
Net cash used in investing activities        (16,929)                 (7,420)
                                          ----------              ----------
Financing activities:
Repayments of long-term debt                  (1,122)                (31,032)
Acquisition of treasury stock                      -                  (2,283)
Proceeds from the sale of
  treasury stock                                   -                     756
                                          ----------              ----------
Net cash used in financing activities         (1,122)                (32,559)
                                          ----------              ----------
Effect of exchange rate changes on cash        1,157                     (45)
                                          ----------              ----------
Decrease in cash
   and cash equivalents                      (22,938)                (14,892)
Cash provided by discontinued operations         252                     440
Cash and cash equivalents at the
   beginning of the period                   217,601                 121,862
                                          ----------              ----------
Cash and cash equivalents at the
   end of the period                     $   194,915             $   107,410
                                          ==========              ==========

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